LEASE
PARTIES

     THIS LEASE, executed in duplicate at Windsor, California this 30 day of April, 1992, by and between TROWBRIDGE AND WRIGHT, INC. and WINDSOR OAKS NATIONAL BANK hereinafter called respectively Lessor and Lessee, without regard to number or gender,

USE AND PREMISES

     WITNESSETH: That Lessor hereby leases to Lessee, and Lessee hires from Lessor, for the purpose of conducting therein banking or other office uses, and for no other purpose, those certain premises with the appurtenances, situated in WINDSOR, State of California, and more particularly described as follows, to wit:

           8733 Lakewood Drive, Suite A (downstairs) to Suite E (upstairs) Windsor, CA 95492 approx. 4480 sq. ft. (HAND NOTE: not incl. conf. rm. or closet)

TERM

     The initial term shall be for 120 Months, commencing on the 1st day of February, 1993, and ending on the 1st day of February, 2003.

RENTAL

     Lessee agrees to pay Lessor, without deduction or offset, at such place or places as may be designated from time to time by Lessor, monthly installments of $6,201.04 (includes load factors set forth in Exhibit "A" attached hereto) plus its pro rata share of common area expenses INFRA in dollars, lawful money of the United States of America.

     Fixed minimum rental during the primary term of lease shall be $1.20 per square foot of leased space plus a proportionate share of the common area expenses as follows: taxes, insurance, maintenance, (NOTE: does not include capital improvements such as reroofing, paving or structural repairs) utilities, cleaning, landscaping and garbage; based on the square footage of the space actually occupied by Lessee.

SECURITY DEPOSIT

     Lessee has deposited with Lessor $6,201.04 as security for the full and faithful performance of each and every term, provision, covenant and condition of this lease. In the event Lessee defaults in respect of any of the terms, provisions, covenants or conditions of this lease, including, but not limited to the payment of rent, Lessor may use, apply or retain the whole or any part of such security for the payment of any rent in default or for any other sum which Lessor may spend or be required to spend by reason of Lessee's default. Should Lessee faithfully and fully comply with all of the terms, provisions, covenants and conditions of this lease, the security or any balance thereof shall be returned to Lessee or, at the option of Lessor, to the last assignee of Lessee's interest in this lease at the expiration of the term hereof. Lessee shall be entitled to 5% interest on said security deposit.

     It is further mutually agreed between the parties as follows:

POSSESSION

     1.   See addendum.

ACCEPTANCE OF PREMISES AND COVENANT TO SURRENDER

     2. By entry hereunder, the Lessee accepts the premises as being in good and sanitary order, condition and repair, and accepts the building and other improvements in their present condition. Any exceptions to the foregoing must be submitted to the Lessor in written form, signed and dated by the Lessee, and approved by the Lessor, prior to, or concurrently with, the execution of this Lease provided there are no changes or alterations other than agreed upon tenant improvements prior to occupancy by the Lessee. The Lessee agrees on the last day of the term hereof, or on sooner termination of this lease, to surrender the premises, together with all alterations, additions, and improvements which may have been made in, or on the premises by Lessor or Lessee, unto Lessor in good and sanitary order, condition and repair, excepting for such wear and tear as would be normal for the period of the Lessee's occupancy. The Lessee, on or before the end of the term or sooner termination of this Lease, shall remove all of his or its personal property and trade fixtures from the premises and all property not so removed shall be deemed to be abandoned by the Lessee. If the premises be not surrendered at the end of the term or sooner termination of this lease, the Lessee shall indemnify the Lessor against loss or liability resulting from delay by the Lessee in so surrendering the premises including, without limitation, any claims made by any succeeding tenant founded on such delay.

USES PROHIBITED

3. Lessee shall not commit, or suffer to be committed, any waste upon the said premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in or around the

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buildings in which the demised premises may be located, or allow any sale by auction upon the premises, or allow the premises to be used for any improper, immoral, unlawful or objectionable purpose, or place any loads upon the floor, walls, or ceiling which endanger the structure, or place any harmful liquids in the drainage system of the building. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the leased premises outside of the building proper. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain on any portion of the leased premises outside of the buildings proper.

ALTERATIONS AND ADDITIONS

     4. The Lessee shall not make, or suffer to be made, any alterations or additions to the said premises, or any part thereof, without the written consent of the Lessor first had and obtained by the Lessee; any addition or alteration to the said premises, except movable furniture, the vault, and trade fixtures, shall become at once a part of the realty and belong to the Lessor. Alterations and additions which are not to be deemed as trade fixtures shall include heating, lighting, electrical systems, air-conditioning, partitioning, carpeting, or any other installation which has become an integral part of the leased premises. The lessee will at all times permit notices of non-responsibility to be posted and to remain posted until the completion of alterations or additions which have been approved by the Lessor. Lessor and Lessee may agree in advance to allow Lessee to remove certain tenant improvements.

MAINTENANCE OF PREMISES

     5. Lessor shall, at his sole cost, keep and maintain said premises and appurtenances and every part thereof, including, but not limited to, glazing, sidewalks, parking areas, plumbing, electrical systems, heating and air conditioning installations, any store front, and the interior of the premises in good and sanitary order, condition, and repair. The Lessee hereby waives all right to make repairs at the expense of Lessor as provided in Section 1942 of the Civil Code of the State of California, and all rights provided for by
Section 1941 of said Civil Code.

FIRE AND EXTENDED COVERAGE INSURANCE AND SUBROGATION

     6. Lessee shall not use, or permit said premises, or any part thereof, to be used, for any purpose other than that for which the said premises are hereby leased; and no use shall be made or permitted to be made of the said premises, nor acts done, which will cause a cancellation of any insurance policy covering said building, or any part thereof, nor shall Lessee sell or permit to be kept, used or sold, in or about said premises, any article which may be prohibited by the standard form of fire insurance policies. Lessee shall, at his sole cost and expense, comply with any and all requirements, pertaining to said premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance, covering said building and appurtenances. The Lessor agrees to purchase and keep in force fire, earthquake and extended coverage insurance covering the leased premises in amounts not to exceed the actual insurable value of said premises as determined by insurance company appraisers. The Lessee agrees to pay to the Lessor as additional rent, on demand the full cost of said insurance as evidenced by insurance billings to the Lessor. If said insurance billings cover the entire building, and this lease does not cover the entire building, the insurance premiums allocated to the leased premises shall be pro-rated on a square footage or other equitable basis, as calculated by Lessor. It is understood and agreed that Lessee's obligation under this paragraph will be pro-rated to reflect the commencement and termination dates of this lease. Lessor and Lessee each hereby waives its rights of subrogation on any loss or damage, caused by the negligence of the other, to the herein demised premises or its contents to the extent said loss or damage is covered by valid Fire, Extended Coverage, Vandalism or Malicious Mischief Insurance, provided such waiver shall not offset the right of the insured to recover thereunder.

ABANDONMENT

     7. Lessee shall not vacate or abandon the premises at any time during the term; and if Lessee shall abandon, vacate or surrender said premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the premises shall be deemed to be abandoned, at the option of Lessor, except such property as may be mortgaged to Lessor.

FREE FROM LIENS

     8. Lessee shall keep the demised premises and the property in which the demised premises are situated, free from any liens arising out of any work performed, materials furnished, or obligations incurred by Lessee.

CQMPLIANCE WITH GOVERNMENTAL REGULATIONS

     9. Lessee shall, at his sole cost and expense, comply with all of the requirements of all Municipal, State and Federal authorities now in force, or which may hereafter be in force, pertaining to the said premises, and shall faithfully observe in the use of the premises all Municipal ordinances and State and Federal statutes now in force or which may hereafter be in force.

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INDEMNIFICATION OF LESSOR AND LESSEE'S LIABILITY INSURANCE.

     10. See addendum.

ADVERTISEMENTS AND SIGNS.

     11. See addendum.

UTILITIES

     12. See common area expenses under "rental" SUPRA.

ATTORNEY'S FEES

     13. In case suit should be brought for the possession of the premises, for the recovery of any sum due hereunder, or because of the breach of any other covenant herein, the losing party shall pay to the prevailing party a reasonable attorney's fee, which shall be deemed to have accrued on the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment.

INSOLVENCY OR BANKRUPTCY

     14. Either (a) the appointment of a receiver to take possession of all or substantially all of the assets of Lessee, or (b) a general assignment by Lessee for the benefit of creditors, or (c) any action taken or suffered by Lessee under any insolvency or bankruptcy act shall constitute a breach of this lease by Lessee. Upon the happening of any such event this lease shall terminate ten
(10) days after written notice of termination from Lessor to Lessee.

DEFAULT

     15. In the event of any breach of this lease by the Lessee, which is not cured within thirty (30) days of notification in writing by Lessor, or an abandonment of the premises by the Lessee, the Lessor has the option of 1) removing all persons and property from the premises and repossessing the premises in which case any of the Lessee's property which the Lessor removes from the premises may be stored in a public warehouse or elsewhere at the cost of, and for the account of Lessee, or 2) allowing the Lessee to remain in full possession and control of the premises. If the Lessor chooses to repossess the premises, the lease will automatically terminate in accordance with provisions of the California Civil Code, section 1951.2. In the event of such termination of the lease, the Lessor may recover from the Lessee: 1) the worth at the time of award of the unpaid rent which had been earned at the time of termination including interest at 10% per annum; 2) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided including interest at 10% per annum;
3) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and 4) any other amount necessary to compensate the Lessor for all the detriment proximately caused by the Lessee's failure to perform his obligations under the lease or which in the ordinary course of things would be likely to result therefrom. If the Lessor chooses not to repossess the premises, but allows the Lessee to remain in full possession and control of the premises, then in accordance with provisions of the California Civil Code, section 1951.4, the Lessor may treat the lease as being in full force and effect, and may collect from the Lessee all rents as they become due through the termination date of the lease as specified in the lease. For the purposes of this paragraph, the following do not constitute a termination of Lessee's right to possession:

         a) Acts of maintenance or preservation or efforts to relet the property.

         b) The appointment of a receiver on the initiative of the Lessor to protect his interest under this lease.

SURRENDER OF LEASE

     16. The voluntary or other surrender of this lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to him of any or all such subleases or subtenancies.

TAX INCREASES

     17. Lessee agrees to pay to Lessor on demand, as additional rental, any increase in real estate taxes which are assessed to the leased premises in excess of the amount of said taxes for the fiscal year save and except for those increases caused by a sale of said premises, building or parcel. Lessee also agrees to pay the yearly installments of any assessments levied against the leased premises after the commencement date of this lease. If said taxes and assessment installments are assessed against the entire building and building site, and this lease does not cover the entire building and building site, the taxes and assessment installments allocated to the leased premises shall be pro-rated on a square footage basis on the area actually occupied by Lessee. It is understood

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and agreed that Lessee's obligation under this paragraph will be pro rated to reflect the commencement and termination date of this lease.

NOTICES

     18. All notices to be given to Lessee may be given in writing personally or by depositing the same in the United States mail, postage prepaid, and addressed to Lessee at the said premises, whether or not Lessee has departed from, abandoned or vacated the premises.

ENTRY BY LESSOR

     19. Lessee shall permit Lessor and his agent to enter into and upon said premises at all reasonable times for the purpose of inspecting the same or for the purpose of maintaining the building in which said premises are situated, or for the purpose of making repairs, alterations or additions to any other portion of said building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, and shall permit Lessor and his agents, at any time within ninety days prior to the expiration of this lease, to place upon said premises any usual or ordinary "For Sale" or "to lease" signs and exhibit the premises to prospective tenants at reasonable hours; provided at least 24 hours' notice to Lessee is provided.

DESTRUCTION OF PREMISES

     20. In the event of a partial destruction of the said premises during the said term from any cause, Lessor shall forthwith repair the same, provided such repairs can be made within six (6) months under the laws and regulations of State, Federal, County or Municipal authorities, but such partial destruction shall in no way annul or void this lease, except that Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Lessee in the said premises. In the event that Lessor does not so elect to make such repairs, or such repairs cannot be made under such laws and regulations, this lease may be terminated at the option of either party. In respect to any partial destruction which Lessor is obligated to repair or may elect to repair under the terms of this paragraph, the provision of Section 1932, Subdivision 2, and of Section 1933, Subdivision 4, of the Civil Code of the State of California are waived by Lessee. A total destruction of the building in which the said premises may be situated shall terminate this lease. In the event of any dispute between Lessor and Lessee relative to the provisions of this paragraph, they shall each select an arbitrator, the two arbitrators so selected shall select a third arbitrator and the three arbitrators so selected shall hear and determine the controversy and their decision thereon shall be final and binding upon both Lessor and Lessee, who shall bear the cost of such arbitration equally between them.

ASSIGNMENT AND SUBLETTING

     21. Lessee shall not assign this lease, or any interest therein, and shall not sublet the said premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the agents and servants of Lessee excepted) to occupy or use the said premises, or any portion thereof, without the written consent of Lessor first had and obtained, and a consent to one assignment, subletting, occupation or use by any other person, shah not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person. Any such assignment or subletting without such consent shall be void, and shall, at the option of the Lessor, terminate this lease. This lease shall not, nor shall any interest therein, be assignable, as to the interest of Lessee, by operation of law, without the written consent of Lessor. The Lessor, however, cannot unreasonably withhold consent to sublet, assign, or both.

CONDEMNATION

     22. If any part of the premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and a part thereof remains which is susceptible of occupation hereunder, this lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor or purchaser, and the rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the term only such portion of such rent as the value of the part remaining after such taking bears to the value of the entire premises prior to such taking; but in such event Lessor shall have the option to terminate this lease as of the date when title to the part so taken vests in the condemnor or purchaser. If all of the premises, or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, this lease shall thereupon terminate. If a part or all of the premises be taken, all compensation awarded upon such taking shah go to the Lessor and the Lessee shall have no claim thereto, except for compensation pertaining to goodwill, loss of business and relocation expenses pertaining to Lessee which shall be paid to Lessee.

EFFECT OF CONVEYANCE

     23. The term "Lessor" as used in this lease, means only the owner for the time being of the land and building containing the premises, so that, in the event of any sale of said land or building, or in the event of a lease of said building, the Lessor shall be and hereby is entirely freed and relieved of all covenants and obligations of the Lessor hereunder, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, or the lessee of the building, that the purchaser or Lessee of the building has assumed and agreed to carry out any and all covenants and obligations of the Lessor hereunder. If any security be given by the Lessee to secure the faithful performance of all or any of the covenants of this

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lease on the part of Lessee, the Lessor shall transfer and deliver the security, as such, to the purchaser at any such sale or the Lessee of the building, and thereupon the Lessor shall be discharged from any further liability in reference thereto.

SUBORDINATION

     24. Lessee agrees that this lease may, at the option of Lessor, be subject and subordinate to any mortgage, deed of trust or other instrument of security which has been or shall be placed on the land and building or land or building of which the premises form a part, and this subordination is hereby made effective without any further act of Lessee. The Lessee shall, at any time hereinafter, on demand, execute any instruments, releases, or other documents that may be required by any mortgagee, mortgagor, or trustor or beneficiary under any deed of trust for the purpose of subjecting and subordinating this lease to the lien of any such mortgage, deed of trust or other instrument of security, and the failure of the Lessee to execute any such instruments, releases or documents, shall constitute a default hereunder.

INTEREST  UPON  FAILURE  TO  PAY

     25. If Lessee defaults in the payment of any amounts due to Lessor, such amounts due shall bear interest at the rate of 10% per annum from the date it is due until actually paid. All other obligations, benefits or monies which may become due to Lessor from Lessee under the terms of this lease agreement or which are paid by Lessor because of Lessee's default of this agreement shall bear interest at the rate of 10% per annum from the due date until paid, or in the case of sums paid by Lessor because of Lessee's default from the date such payments were made by Lessor until the date Lessor is reimbursed by Lessee.

WAIVER

     26. The waiver by Lessor of any breach of any term, covenant or condition, herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition therein contained. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

HOLDING OVER

     27. Any holding over after the expiration of the said term, with the consent of Lessor, shall be construed to be a tenancy from month to month, at a rental to be negotiated by Lessor and Lessee prior to the expiration of said term, and shall otherwise be on the terms and conditions herein specified, so far as applicable.

SUCCESSORS AND ASSIGNS

     28. The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

TIME

     29. Time is of the essence of this lease.

MARGINAL CAPTIONS

     30. The marginal headings or titles to the paragraphs of this lease are not a part of this lease and shall have no effect upon the construction or interpretation of any part thereof. This instrument contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.

COST OF LIVING

     31. Minimum rent shall be adjusted every year (the "Adjustment Date") of this Lease to reflect any upward change in the cost of living. The adjustment, if any, shall be calculated upon the basis of the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index, entitled "CPI-W", San Francisco Bay Area average. The index published for the month prior to the Commencement Date shall be considered the '"base". Minimum rent for each period shall be adjusted by the percentage increase, if any, in the index as of the adjustment date over the "base". In no event shall minimum rent be less than the amount specified, notwithstanding that the index may as of some adjustment date be less than the base. If on any rental adjustment date there shall not exist the CPI-W, we shall substitute any official index published by the Bureau of Labor Statistics or successor or similar governmental agency as may then be in existence and most nearly equivalent thereto. Said annual adjustment shall be no less than 3%, nor more than 7% per annum.

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SAVINGS CLAUSE

     32. The invalidity or unenforceability of any provision of this lease shall not affect or impair the validity of any other provisions.

     IN WITNESS WHEREOF, Lessor and Lessee have executed these presents, the day and year first above written.

LESSOR                                  LESSEE

TROWBRIDGE   and  WRIGHT, INC.          WINDSOR  OAKS  NATIONAL   BANK



/s/ Philip A. Wright
--------------------
Philip A. Wright
President

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                                    ADDENDUM

         THIS ADDENDUM ("Addendum") is made to that certain Commercial Lease and Deposit Receipt (the "Lease"), dated concurrently with this Addendum, between Trowbridge and Wright ("Lessor") and Windsor Oaks National Bank ("Lessee"). Lessor is a corporation, organized under the laws of the state of California, with principal offices at 8733 A Lakewood Drive, Windsor, California. Lessee is a national bank with principal offices at 9101 Los Amigos, P.O. Box 946, Windsor, California 95942. Lessee and Lessor hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below will be deemed to be part of the Lease and shall supersede, to the extent they differ, any contrary provisions in the Lease. All references in the Lease and in this Addendum to "Lease" shall be construed to mean the Lease and Exhibits, as amended and supplemented by this Addendum. All terms used in this Addendum, unless specifically defined in this Addendum, shall have the same meaning as the terms used in the Lease.

1. MAINTENANCE, REPAIRS AND ALTERATIONS. Notwithstanding any provision of the Lease to the contrary:

     Lessee shall have the right to terminate this Lease at any time if, for any reason, Lessee does not receive all permits and entitlements to operate a national bank on the premises in a commercially reasonable time using commercially reasonable efforts.

2. ENTRY AND INSPECTION. Notwithstanding any provision of the Lease to the contrary, Lessor's rights and remedies hereunder, including the right to reenter or to inspect the premises, shall be exercised in accordance with all applicable State and Federal laws and regulations applicable to Lessee and, whether or not Lessee is in default hereunder, Lessee shall have the sole right, at all times, to possess and to remove the contents of Lessees' vault, safe deposit boxes, money, papers and files.

3. HAZARDOUS MATERIALS. Lessor warrants that the premises do not contain hazardous materials and that the Lessor has complied with all applicable laws regarding the treatment and disposition of such materials.

4.       INDEMNITY. Paragraph 10 of the Lease is amended to read as follows:

     10. Lessee shall indemnify, defend, protect and hold Lessor harmless from all claims and liabilities which meet all the following criteria:

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                                                                         /s/
                                                                         /s/
                                                                         /s/

                  a. they are for personal injury, death, or property damage;

                  b. they are for incidents occurring in or about the premises or the Building; and

                  c. they are caused by the negligence or willful misconduct of Lessee, its agents, employees, or invitees.

         When the claim or liability is caused by the joint negligence or wilful misconduct of Lessee and Lessor or Lessee and a third party unrelated to Lessee, except Lessee's agents, employees, or invitees, Lessee's duty to defend, indemnify, protect and hold Lessor harmless shall be in proportion to lessee's allocable share of the joint negligence or willful misconduct.

         Lessee shall maintain during the Term comprehensive (or commercial) general liability insurance, with limits of not less than $1,000,000 combined single limit for personal injury, bodily injury or death, or property damage or destruction (including loss of use thereof) for any one occurrence. Lessee shall also maintain during the Term worker compensation insurance as required by statute, and primary, contributory, "all-risk" property damage insurance covering Lessee's personal property, business records, fixtures and equipment, for damage or other loss caused by fire or other casualty or cause including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, explosion, business interruption, and other insurable risks in amounts not less than the full insurable replacement value of such property and full insurable value of such other interests of Lessee (subject to reasonable deductible amounts). Lessee, shall maintain during the term comprehensive (or commercial) general liability insurance, with limits of not less than $1,000,000 combined single limit for personal injury, bodily injury or death, or property damage or destruction (including loss of use thereof) for any one occurrence. Lessor shall also maintain during the term worker compensation insurance as required by statute, and primary, non-contributory, extended coverage or "all-risk" property damage insurance, and subject to reasonable deductible amounts), or such other amount necessary to prevent Lessor from being a co-insured, and such other coverage as Lessor shall deem appropriate.

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                                                                         /s/
                                                                         /s/
                                                                         /s/

         Lessee shall provide Lessor with certificates evidencing such coverage prior to the Commencement Date, which shall state that such insurance coverage may not be changed or cancelled without at least twenty (20) days' prior written notice to Lessor, and shall provide renewal certificates to lessor at least twenty (20) days prior to expiration of such policies. Except as provided to the contrary herein, any insurance carried by Lessor or Lessee shall be for the sole benefit of the party carrying such insurance. Any insurance policies hereunder may be "blanket policies." All insurance required hereunder shall be provided by responsible insurers. By this Paragraph, Lessor and Lessee intend that their respective property loss risks shall be borne by responsible insurance carriers to the extent above provided, and Lessor and Lessee hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right of the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that said waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor."

5.       POSSESSION. Paragraph 1 of the Lease is amended to read as follows:

         "1. POSSESSION: If Lessor is unable to deliver possession of the premises at the commencement hereof, Lessor shall be liable for any damage caused thereby. Lessee shall not be liable for any rent until possession is delivered. Lessee may terminate this lease if possession is not delivered within sixty days of the commencement date of the term hereof."

6.       SIGNS. Paragraph 11 of the Lease is amended to read as follows:
         "Signs: Lessee may place on the premises any sign allowed by applicable law. Lessor shall be responsible for the costs of removal of the outside sign on the southern side of the building which indicates 'Wright Realty' at its expense to include repainting the area covered by said sign currently. Lessee shall be

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

         responsible for erecting its sign 'Windsor Oaks National Bank' in that area at its sole expense. Lessor shall leave all wiring, hardware, and time clocks currently available for the operation of the outside sign in place.

         Lessor shall remove its sign from the primary monument sign for the building and Lessor shall be entitled to utilize that space for its primary sign."

7. NONDISTURBANCE. On or before the commencement of the term hereof, Lessor shall obtain commercially reasonable nondisturbance agreements in favor of Lessee from each person or entity which is the mortgagee, beneficiary or ground lessor under any mortgage, deed of trust, ground lease or other financing against the premises which nondisturbance agreements shall provide that, so long as Lessee is not in default hereunder, Lessee's rights hereunder shall not be terminated or otherwise impaired by any foreclosure, termination or other remedy exercised in connection with such mortgage, deed of trust or ground lease.

8.   OPTION TO EXTEND LEASE TERM

     Lessee is hereby granted and shall, if not then in default under this Lease, have an option to extend the term of this Lease for an additional period of ten years from the original expiration date of this Lease in successive periods of five years each on the same terms, covenants and conditions contained in this Lease, provided however, that the minimum monthly rent to be paid by Lessee to Lessor shall be as agreed upon by Lessee and Lessor, or if the parties are unable to agree, fixed by appraisal in the following matter:

     (1) The successive options set forth herein shall be exercised only by a Lessee delivering to Lessor one hundred eighty (180) days before the expiration of the term hereof written notice of Lessee's election to renew the term of this lease as provided in this Article.

     (2) On or before 90 days before the commencement of the extended term Lessor and Lessee shall each appoint an appraiser and give written notice of the name and address of that appraiser to the other party to this lease. The two appraisers shall, within 30 days after appointment of the last of the two appraiser to be appointed, appoint a third appraiser and serve written notice of the name and address of that appraiser upon the Lessee and Lessor in the manner prescribed by this Lease for service of notice on one party of the Lease by the other. All appraisers appointed under this Article shall be, at the time of their appointment, licensed Real Estate Appraiser, certified by the State of California.

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

     Within 30 days after the appointment of the third appraiser, the appraisers shall confer and each submit in writing to the Lessor and the Lessee his or her appraisal of the fair rental value of the leased premises which, in this case, be defined as the "price a willing lessee would pay a willing lessor for the leased premises for the uses, regardless of the highest and best potential use of the premises, as specified in this lease. The appraised value agreed upon in writing by any two of the three appointed appraisers shall be conclusive and binding and shall establish the fair rental value of the leased premises. If no two of the three appraisers are able to agree on the fair rental value of the leased premises, both the highest appraisal and the lowest appraisal submitted by any of the three appraisers shall be disregarded and the remaining appraisal shall be binding and conclusive upon the parties to this lease.

     If either Lessor or Lessee fail to appoint an appraiser as required under this Article, the appraiser so appointed by the other party shall act for both Lessor and Lessee and his decision as to the determination of fair rental value will be final and binding on both parties.

     Lessor and Lessee shall each pay the fee and all expenses incurred by the appraiser appointed by each of them and one-half of all expenses and the fee incurred by the third appraiser appointed pursuant to this Article.

9.   OPTION TO LEASE ADDITIONAL SPACE

     Lessor hereby grants to Lessee the option to lease the following additional square footage of rentable floor space located in the building of which the leased premises are a part on the same terms and conditions of this lease in the cumulative

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

amounts as hereinafter set forth and described as optional square footage:

                                                                    Additional/
                                                      Total          Optional
  Term of Lease                                  Square Footage   Square Footage

Third or Fourth                                        5670             1190
successive twelve
month period

Fifth successive                                       6948             1278
twelve month period

Sixth successive                                       8204             1256
twelve month period

     The successive options set forth herein shall be exercised by Lessee delivering to Lessor ninety (90) days before the expiration of the prior successive 12 month period written notice of Lessee's election to obtain the additional/optional square footage as provided in this Article.

---------------------------------------
      1,2,3, - as designated on Exhibit B attached hereto.

                                                                               6

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

10.  RIGHT OF FIRST REFUSAL

     In further consideration of the rents, covenants and conditions to be paid, performed, and observed by Lessee hereunder, Lessor hereby grants to tenant a right of first refusal to lease any additional space in the building in which the leased premises are located in excess of the initial square footage or the optional square footage previously referred to in this Lease. Said right of first refusal would be on the same terms and conditions as the third party offer. Lessor shall notify Lessee in writing of any offers including the amount of rent offered and other terms and conditions of said offer. Lessee shall have twenty (20) business days within which to notify Lessor in writing whether Lessee agrees to the same terms and conditions as the third party offer. In the event Lessee fails to give written notice of its election to lease the additional space within the above-referenced time frame, Lessor shall be free to accept the bona fide offer and lease additional space to the third party offeror. If the additional space or other additional space subsequently becomes available again during the term of this Lease or any options thereof, Tenant shall have the same right of first refusal granted herein with respect to a subsequent bona fide offer to lease the additional space by a subsequent third party offeror.

11.  CONSTRUCTION OF TENANT IMPROVEMENTS

     It is understood by and between Lessor and Lessee that Lessor shall complete tenant improvements as agreed upon by both Lessor and Lessee. Said agreement to tenant improvements shall be in the form of written specifications executed by both parties hereto and attached as an Exhibit to this Lease document.

12.  NONCOMPETITION

     The leased premises are a part of other real property owned by Lessor on the same parcel. Lessor covenants and agrees that during the entire term of this Lease and any extensions of the term, Lessor shall not rent or lease or permit occupation by Lessor or others of any portion of the adjoining property for the purposes of operating or conducting the primary business of a banking facility or other financial institution.

     Notwithstanding any other provision in this Lease, these covenants shall be binding on the Lessor and each successive owner, if any, during his or her ownership of the property or any portion of the property.

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


13.  PARCEL TRAFFIC IMPROVEMENTS

     Lessor and Lessee agree that Lessee may, at its cost, evaluate and study the traffic and parking patterns of the parcel on which the premises are located to include the entrances thereto; and that Lessor and Lessee will share equally the cost of any improvements which are made to said parcel as a result of those studies and/or evaluations.

14.  OCC APPROVAL

     The final acceptance of the terms and conditions of the lease are expressly conditioned upon its approval by the Office of the Comptroller of the Currency.

     IN WITNESS WHEREOF, the parties have executed this Addendum as of the date first above written.

                                         LESSEE

      LESSOR

Trowbridge and Wright, Inc.             Windsor Oaks National Bank

By /s/ PHILIP A. WRIGHT                 By /s/ JACK FITZPATRICK
   ---------------------------             -----------------------
   Philip A. Wright                        Jack Fitzpatrick
   President                               CEO


                                        By /s/ RICHARD C. CALETTI
                                           -----------------------
                                           Richard C. Caletti,
                                           Vice Chairman

                                                                               8

                                                                         /s/
                                                                         /s/
                                                                         /s/

                                WONB - Rent Calcs

Downstairs         Sq. Feet        Rent & Extension       Rent / $1.20 % Calcs
Occupied Space    3462  100%       3462    $4,154.40
Load              1604   33%  527.48305      $632.98      0.32885476
                                      0        $0.00
Upstairs                              0        $0.00
Occupied Space    1018  l00.       1018    $1,221.60
Load              1655       10160.055618    $192.06      0.09670913

Totals                                     $6,201.04

                                                                         /s/
                                                                         /s/
                                                                         /s/
                                    Exhibit A

                           WINDSOR OAKS NATIONAL BANK
                     PHASED SECOND FLOOR TENANT IMPROVEMENT
                                DEVELOPMENT PLAN

                               [GRAPHIC OMITTED]

EXHIBIT B

                                   ADDENDUM II

The parties hereto agree to the leasing of additional space under item 10 of the addendum (Right of First Refusal) to that certain commercial lease and deposit receipt (hereinafter "lease") and Addendum (hereinafter "Addendum") concurrently dated the 30th day of April, 1992, by and between Trowbridge & Wright (hereinafter "Leasor") and Windsor Oaks National Bank (hereinafter "Leasee"). Leasor and Leasee hereby agree that, the bank shall lease as additional space the conference room which is part of suite C, on the commencement date of said lease and occupancy thereunder, and under the following terms and conditions:

TOTAL MONTHLY BASE RENT WITH COMMON AREA                    $ 445.20(1)
       LESS CREDIT MONTHLY FOR 12 MONTHS                    $-222.60
                                                            ---------
       TOTAL MONTHLY RENT LESS CREDIT (1st 12 months)       $ 222.60(2)

       TOTAL MONTHLY BASE RENT (13th and
           subsequent months - subject                      $ 445.20(2)
           to annual adjustments as outlined
           in primary lease)

-------------

     l Common area allocations are set forth on Attachment A, which is affixed hereto and made a part hereof.

     2 Cost of living adjustment shall commence, as to this additional monthly base rent, following the 24th month of occupancy.

                                  ATTACHMENT A

WRIGHT BUILDING - TENANT IMPROVEMENTS

A. WINDSOR OAKS NATIONAL BANK      USABLE AREA     322 SF   = 3.06%

B. TOTAL BUILDING USABLE AREA                   10,526 SF

COMMON AREA

   FIRST FLOOR RESTROOMS
   RESTROOM HALL
   TELEPHONE ROOM
   ELECTRICAL ROOM
   LOBBY
   ELEVATOR AND STAIRS

                                                  FIRST FLOOR
TOTAL COMMON AREA                                   1604.60

3.06% OF COMMON AREA                                    49 SF

TOTAL RENTABLE AREA                                    322 SF
                                                       ------
                                                       371 SF

MONTHLY RENT WITH COMMON AREA                       $ 445.20
LESS CREDIT MONTHLY FOR 12 MONTHS                    -222.60
                                                     -------
TOTAL RENT LESS CREDIT                              $ 222.60

      IN WITNESS WHEREOF, the parties have executed Addendum II as set forth below.

Dated:                                       TROWBRIDGE & WRIGHT, INC.

                                             /s/ Philip A. Wright
                                             -------------------------
                                             By
                                             Leasor

Dated:                                       WINDSOR OAKS NATIONAL BANK

                                             /s/ Jack Fitzpatrick
                                             --------------------------
                                             By  Jack Fitzpatrick, CEO
                                             Leasee

Dated:                                       /s/ Richard C. Calletti,
                                             --------------------------
                                             By  Richard C. Calletti,
                                                 Vice Chairman

                                       2